Exhibit 10.3

INTELLECTUAL PROPERTY LICENSE AGREEMENT

This INTELLECTUAL PROPERTY LICENSE AGREEMENT (this “Agreement”) is made and entered into as of May _____, 2021 (the “Effective Date”), by and between SALADCO Holdings, LLC, a Connecticut limited liability company having its address at 652 Center Street, Manchester, CT 06040 (“Licensor”), and POKE CO HOLDINGS, LLC, a Connecticut limited liability company having its address at 240 Galveston St., #1565, League City, Texas 77574 (“Licensee”).

RECITALS

A. Licensor is the owner of the Licensed IP (as defined in Section 1) and uses and licenses others the right to use the Licensed IP in connection with the preparation and of Saladcraft®-branded fruit and vegetable salads and related items (the “Saladcraft Products”).

B. Licensee grants franchises and licenses to third parties, including Licensee’s affiliates, for the development and operation of restaurants that operate under the Pokémoto® trademark and that feature sushi grade fish, rice bowls and a variety of toppings and other complementary products, smoothies and beverages (each a “Pokémoto Restaurant”).

C. Licensor and Licensee desire to enter into an arrangement pursuant to which Licensee will be authorized to sublicense the use of the Licensed IP in in connection with the offer and sale of Saladcraft Products in Pokémoto Restaurants.

AGREEMENT

IN CONSIDERATION of the foregoing Recitals, which are incorporated in and made a part hereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Grant of License. Subject to the conditions set forth herein, Licensor hereby grants to Licensee, and Licensee accepts, during the Term (defined below), a license to use and, subject to the conditions contained herein, to sublicense the use of the trademarks, the Fulfillment Standards (defined below), and other intellectual property, all as described on Exhibit A hereto (collectively, the “Licensed IP”), solely in connection with the marketing, offer and sale of Saladcraft® Products in and from Pokémoto Restaurants that exist as of the Effective Date and that are subsequently developed during the Term (the “License”).

2. Term and Termination. This Agreement shall remain in effect for a term commencing on the Effective Date and, unless sooner terminated as provided herein, expiring on the 1st anniversary thereof (the “Term”). Either party may terminate this Agreement, immediately on notice, if the other party breaches its obligations hereunder and does not correct such breach within 30 days following the delivery of the non-breaching party’s written notice of and describing the breach.

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3. Fees. Licensee shall, on or before the 10th day of every calendar month, pay to Licensor a percentage of the revenue attributable to the sale of Saladcraft® Products in and from Pokémoto Restaurants during the preceding calendar month, determined as follows:

(a) with respect to Pokémoto Restaurants owned and operated by Licensee or its affiliates, 10% of the Restaurant’s Net Sales of Saladcraft® Products during the preceding calendar month. For purposes of this Section 3, “Net Sales” means the total gross revenue received by the Pokémoto Restaurant that are directly attributable to the purchase by its customers of Saladcraft® Products, less (i) the amount of any tax imposed by any federal, state, municipal or governmental authority directly on such sales that is collected from customers and actually paid by Licensee to the applicable governmental authority, (ii) the amount of delivery or similar fees paid by Licensee or its affiliates to any third-party delivery service attributable to the delivery of such products, and (iii) the amount of any gratuity, tip or similar compensation paid by any customer in connection with the sale of such products; and

(b) with respect to Pokémoto Restaurants owned and operated by Licensee’s franchisees who are not affiliates of Licensee, 50% of the revenue collected by Licensee from such franchisees that is directly attributable to the sale of Saladcraft® Products in or from such franchisees’ Pokémoto Restaurants; provided, however, that, in granting a sublicense to such franchisees to use the Licensed IP in connection with their offer and sale of Saladcraft® Products, Licensee shall require such franchisees to pay it a 10% monthly royalty on the Net Sales of all such products.

By the 10th day of each calendar month, Licensee will provide Licensor a report showing the basis for its calculation of each payment made by it under this Section 3.

4. Quality Control. Licensee agrees to use and authorize its sublicensees to use the Licensed IP solely as described in this Agreement and only in the manner (including with respect to size, positioning, appearance, and association) directed by Licensor from time to time in writing. Licensor may, from time to time, change its menu of available Saladcraft® Products, but Licensee shall, in any event, have sole discretion as to which of the available Saladcraft® Products will be offered and sold in Pokémoto Restaurants. Licensor may, from time to time, provide written instructions to modify which Saladcraft® Products may be made available and the ingredients, recipes, methods of preparation and other fulfillment standards related to the Saladcraft® Products that are sold by Pokémoto Restaurants (the “Fulfillment Standards”). Licensee shall require any affiliate or franchisee to which Licensee grants a sublicense to use the Licensed IP to execute a sublicense agreement containing the applicable terms contained herein and in a form otherwise reasonably acceptable to Licensor. Without limiting the generality of the foregoing, Licensee shall require its affiliates and franchisees who sell Saladcraft® Products to prepare and package them in accordance with and of nature and quality commensurate with Licensor’s standards and reputation for quality of corresponding services being offered by Licensor. Other than its obligations to comply with the Fulfillment Standards, Licensee, its affiliates and its franchisees shall control all aspects of the promotion, offer and sale of Saladcraft® Products in Pokémoto Restaurants.

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5. Licensor’s Ownership and Protection of Licensor’s Rights.

(a) Licensee acknowledges that Licensor owns all legal right, title, and interest in and to the Licensed IP, regardless of whether such Licensed IP is registered with the appropriate government authority. Licensee agrees that all use of the Licensed IP, pursuant to the terms hereof, and any goodwill resulting from such use, shall inure solely to the benefit of Licensor, and any right that may accrue to Licensee related thereto and any goodwill associated therewith are hereby granted and assigned to Licensor or its designee upon the request of Licensor. Nothing in this Agreement serves to assign, convey, or transfer any ownership right in any of the Licensed IP to Licensee. All rights not expressly granted to Licensee herein are reserved by Licensor.

(b) Licensee agrees to cooperate fully and in good faith with Licensor for the purpose of securing and preserving Licensor’s rights in and to the Licensed IP, including but not limited to, executing any documents, and taking any actions at Licensor’s reasonable request to confirm Licensor’s legal title in and to the Licensed IP. Licensee will cooperate with Licensor and will, at Licensor’s reasonable request and expense, take any actions requested by Licensor in connection with the filing and prosecution by Licensor of applications in Licensor’s name to register the Licensed IP and in connection with the maintenance and renewal of such registrations as may issue.

(c) Licensee agrees to, at Licensor’s expense, cooperate with Licensor in the protection and enforcement of the Licensed IP. Licensor may, in its sole discretion, commence or prosecute and effect the disposition of any claims or suits relative to the imitation, infringement, dilution, misappropriation and/or unauthorized use of the Licensed IP, either in its own name, or in the name of Licensee, or join Licensee as a party in the prosecution of such claims or suits. Licensee shall promptly notify Licensor of any infringements, imitations, dilution, misappropriation, or unauthorized uses by others of the Licensed IP of which Licensee has actual knowledge. Licensor shall in its sole discretion have the right to settle or effect compromises in respect thereof, using counsel of its choice.

(d) Licensee agrees that it will not, during the Term or thereafter, challenge or attack the ownership or any other rights of Licensor in and to the Licensed IP. Licensee shall cause to appear on all materials used in connection with the Licensed IP appropriate copyright and/or trademark notices as designated by Licensor.

6. Indemnity.

(a) Licensee’s Obligation. Licensee will indemnify and defend at its own expense and hold Licensor harmless from and against, any and all losses, damages, liabilities, settlements, judgments, reasonable attorneys’ fees, expenses or costs (collectively, “Losses”) incurred by or asserted against Licensor as a result of any third-party claims arising from the sale of Saladcraft® Products by Licensee, any of its affiliates or franchisees, unless such Losses are subject to Licensor’s indemnity obligations set forth in Section 6(b) below or were caused by Licensor’s own negligence or intentional act.

(b) Licensor’s Obligation. Licensor will indemnify and defend at its own expense and hold Licensee, its affiliates, and its franchisees who offer and sell Saladcraft® Products harmless from any Losses incurred by or asserted against Licensee, its affiliates, and its franchisees who offer and sell Saladcraft® Products by any third-party alleging that the Licensed IP infringes on any copyright, trademark, patent or other intellectual property right of such third party, unless such Losses are subject to Licensee’s indemnity obligations set forth in Section 6(a) above or were caused by Licensee’s, its affiliates’, or its franchisees’ own negligence or intentional act.

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7. Confidentiality. The parties acknowledge and agree that each party will have access to information, documents, trade secrets, know-how, business plans, and other materials, whether disclosed or stored in written, electronic, oral, visual, or other forms or media of the other party, including the terms of this Agreement and the Fulfillment Standards, and any other information about such party’s or its affiliates’ business operations of any kind (the “Confidential Information”). The term “Confidential Information” does not include information that: (i) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of its disclosure directly or indirectly by the receiving party or its representatives in violation of this Agreement); (ii) was available to the receiving party or its representatives from a source other than the disclosing party or its representatives, provided that such source, to the receiving party’s knowledge, is not and was not bound by a confidentiality agreement in favor of the disclosing party; or (iii) has been independently acquired or developed by the receiving party without violating this Agreement. Each party agrees to (i) keep the Confidential Information of the other party strictly confidential at all times before, during and after the Term, subject to the terms hereof, (ii) use the Confidential Information of the other party for no purpose other than to exercise its rights or perform its obligations under this Agreement, and (iii) cause its affiliates and its and their affiliates, employees, directors, officers, representatives, and agents to comply with this Section as if they were a party hereto.

8. Limitation on Claims and Damages. Except for the parties’ indemnification obligations under Section 6 above, Licensor and Licensee waive to the fullest extent permitted by law any right to or claim for any punitive, consequential, special or exemplary damages against the other and agree that, in the event of a dispute between Licensor and Licensee, the party making a claim will be limited to equitable relief and to recovery of any actual damages it sustains.

9. Insurance. If requested by Licensor from time to time, Licensor shall provide evidence, and shall require its affiliates and franchisees who are sublicensees to provide evidence, that, during the Term, (i) Licensee and such affiliates and franchisees maintain general commercial liability and product liability insurance in reasonable coverage amounts and with reputable insurers, and (ii) Licensor is named as an additional insured under such policies.

10. Miscellaneous.

(a) Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut. All litigation arising under or involving this Agreement shall be conducted in the state or federal court having jurisdiction in the State of Connecticut, and the parties irrevocably and unconditionally agree to be subject to and waive any objections to the jurisdiction of and venue in such courts. Each of the parties hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise, arising out of, connected with, relating to or incidental to the transactions contemplated by this Agreement.

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(b) Binding Effect. This Agreement shall be binding upon and inure solely to the benefit of the parties, their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and their respective successors and assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

(c) Waivers; Amendments. No failure or delay on the part of Licensor or Licensee or any assignee thereof, in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended only if executed by the parties hereto in writing.

(d) Entire Agreement. This Agreement, together with the exhibits and schedules hereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

(e) Relationship of Parties. The parties acknowledge and agree that this Agreement does not create a fiduciary relationship between them, that Licensee shall be an independent contractor, and that nothing in this Agreement is intended to constitute a partnership, joint venture, agency, franchise, sales representative, or employment relationship between the parties. Licensee has no authority to act on behalf of Licensor or bind Licensor in any manner.

(f) Notices. Any notice, demand, request, or other communication under this Agreement shall be in writing and shall be addressed to the parties at the addresses set forth in the opening paragraph of this Agreement, to the attention of the following:

If to Licensor: Attention: Info@saladcraftco.com

If to Licensee: Attention: CEO

Each party may change its address for notices from time to time upon written notice to the other party in accordance herewith. Communications shall be deemed to have been given by the delivering party and received by the receiving party: (i) when delivered by hand; (ii) 1 day after deposit with a nationally recognized overnight courier or delivery service if sent priority overnight delivery; or (iii) on the 3rd day after the date mailed by certified or registered mail (in each case, return receipt requested and postage pre-paid).

(g) Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(h) Execution in Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature page follows]

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[signature page to Intellectual Property License Agreement]

IN WITNESS WHEREOF the parties have executed this Agreement as of the Effective Date.

SALADCO HOLDINGS, LLC Sign: ______________________________ Name: _____________________________ Title: ______________________________	POKE CO HOLDINGS, LLC Sign: ______________________________ Name: _____________________________ Title: ______________________________

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EXHIBIT A

LICENSED IP

Trademarks

Mark	Registration Number	Registration Date	IC Class(es)
	6271483	February 16, 2021	29

Other Intellectual Property:

1.	All recipes for the preparation of Saladcraft® Products
2.	All manuals and other written materials regarding the preparation, packaging, handling and promotion of Saladcraft® Products

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